      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997


                                                      REGISTRATION NO. 333-25513
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       to
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                          HCC INSURANCE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ---------------------

            DELAWARE                        76-0336636                          6331
(State or other jurisdiction of  (I.R.S. Employer Identification    (Primary Standard Industrial
 incorporation or organization)                No.)                 Classification Code Number)

                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                                 (713) 690-7300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 STEPHEN L. WAY
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                                 (713) 690-7300
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

             ARTHUR S. BERNER, ESQ.                         ROBERT W. SMITH, JR., ESQ.
        WINSTEAD SECHREST & MINICK P.C.                       PIPER & MARBURY L.L.P.
             910 TRAVIS, SUITE 1700                            CHARLES CENTER SOUTH
              HOUSTON, TEXAS 77002                           36 SOUTH CHARLES STREET
                                                          BALTIMORE, MARYLAND 21201-3018

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective time of the Merger described in this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     HCCH is incorporated under the laws of the State of Delaware. Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were or are parties, or are threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Article IX of HCCH's Restated Certificate of Incorporation, as amended, requires HCCH to indemnify HCCH's directors and officers to the extent permitted under Section 145.

     Article VIII of HCCH's Bylaws provides that HCCH shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of HCCH), by reason of the fact that he is or was a director or officer of HCCH, or is or was serving at the request of HCCH as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HCCH and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether an incumbent or former director or officer is entitled to indemnification because such officer or director has met the applicable standards of conduct set forth above is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a vote of shareholders of HCCH. The HCCH Bylaws further provide that the expenses (including attorneys' fees) incurred in any such action by a director of officer of HCCH may be paid or reimbursed by HCCH in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by HCCH as authorized therein.

     HCCH's Bylaws also provide that HCCH may indemnify to the extent of the provisions set forth therein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of HCCH, or was serving at the request of HCCH as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person makes written application for such indemnification to the HCCH Board and the HCCH Board so determines that indemnification is appropriate and the extent thereof.

     HCCH's Bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           2             -- Agreement and Plan of Reorganization -- Included as
                            Appendix "A" to the Proxy Statement/Prospectus
           3.1           -- Restated Certificate of Incorporation of HCC Holdings,
                            Inc. as filed with the Delaware Secretary of State on
                            July 23, 1996 -- Included as Appendix "D" to the Proxy
                            Statement/Prospectus
           3.2           -- Bylaws of HCC Insurance Holdings, Inc., as
                            amended -- Included as Appendix "E" to the Proxy
                            Statement/Prospectus
           4.1           -- Specimen Common Stock Certificate, $1.00 par value per
                            share, of HCC Insurance Holdings, Inc. -- Filed with the
                            SEC as Exhibit 4.1 to the Registrant's Registration
                            Statement on Form S-1, Reg. No. 33-48737, and
                            incorporated herein by reference
           5.1           -- Opinion and Consent of Winstead Sechrest & Minick P.C.
                            regarding legality -- Previously filed
           8.1           -- Opinion and Consent of Winstead Sechrest & Minick P.C.
                            regarding federal income tax matters -- Previously filed
           8.2           -- Opinion and Consent of Piper & Marbury L.L.P. regarding federal income tax matters -- Filed herewith
          23.1           -- Consent of Coopers & Lybrand L.L.P. -- Previously filed
          23.2           -- Consent of KPMG Peat Marwick LLP -- Previously filed
          23.3           -- Consent of Tonneson & Company, C.P.A.'s
                            P.C. -- Previously filed
          23.4           -- Consent of Winstead Sechrest & Minick P.C. -- included in their opinions filed as Exhibits 5.1 and 8.1
          23.5           -- Consent of Piper & Marbury L.L.P. -- included in their
                            opinion filed as Exhibit 8.2
          24             -- Powers of Attorney -- Previously filed
          28             -- Information from reports furnished to the State Board of
                            Insurance for the State of Texas -- Filed with the SEC as
                            Exhibits to the Registrant's Form 10-K for the year ended
                            December 31, 1996
          99.1           -- Consent of Smith Barney Inc. -- Previously filed
          99.2           -- Consent of Alex. Brown & Sons Incorporated -- Filed
                            herewith
          99.3           -- Proxy Card of HCC Insurance Holdings, Inc. -- Previously
                            filed
          99.4           -- Proxy Card of AVEMCO Corporation -- Previously filed


     The Disclosure Schedules and other appendices of the Registrant and AVEMCO Corporation are referred to in the Agreement and Plan of Reorganization, but are omitted from submission to the SEC in connection herewith. Upon request, the Registrant undertakes to furnish to the SEC a copy of any omitted schedule or appendix.

     (b) Financial Statement Schedules

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

          (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 13 day of May, 1997.


                                            HCC INSURANCE HOLDINGS, INC.

                                            By:      /s/ STEPHEN L. WAY
                                              ----------------------------------
                                                        Stephen L. Way
                                                    Chairman of the Board
                                                 and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ STEPHEN L. WAY*                   Chairman of the Board and Chief
-----------------------------------------------------    Executive Officer (Principal
                   Stephen L. Way                        Executive Officer)

                /s/ FRANK J. BRAMANTI                  Executive Vice President,
-----------------------------------------------------    Secretary, Chief Financial
                  Frank J. Bramanti                      Officer (Principal Financial
                                                         Officer and Principal Accounting
                                                         Officer)

               /s/ STEPHEN J. LOCKWOOD*                President and Director
-----------------------------------------------------
                 Stephen J. Lockwood

                 /s/ JAMES M. BERRY*                   Director
-----------------------------------------------------
                   James M. Berry
               /s/ PATRICK B. COLLINS*                 Director
-----------------------------------------------------
                 Patrick B. Collins

               /s/ J. ROBERT DICKERSON*                Director
-----------------------------------------------------
                 J. Robert Dickerson

               /s/ EDWIN H. FRANK, III*                Director
-----------------------------------------------------
                 Edwin H. Frank, III

                /s/ JOHN L. KAVANAUGH*                 Director
-----------------------------------------------------
                  John L. Kavanaugh

                 /s/ WALTER J. LACK*                   Director
-----------------------------------------------------
                   Walter J. Lack

                 /s/ HUGH T. WILSON*                   Director
-----------------------------------------------------
                   Hugh T. Wilson

             *By: /s/ FRANK J. BRAMANTI
  ------------------------------------------------
                  Frank J. Bramanti
                  Attorney-in-fact



                                                             May 13, 1997

                               INDEX TO EXHIBITS


                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
    NO.                                EXHIBIT                                PAGE
  -------                              -------                            ------------
    2        -- Agreement and Plan of Reorganization -- Included as
                Appendix "A" to the Proxy Statement/Prospectus
    3.1      -- Restated Certificate of Incorporation of HCC Holdings,
                Inc. as filed with the Delaware Secretary of State on
                July 23, 1996 -- Included as Appendix "D" to the Proxy
                Statement/Prospectus
    3.2      -- Bylaws of HCC Insurance Holdings, Inc., as
                amended -- Included as Appendix "E" to the Proxy
                Statement/Prospectus
    4.1      -- Specimen Common Stock Certificate, $1.00 par value per
                share, of HCC Insurance Holdings, Inc. -- Filed with the
                SEC as Exhibit 4.1 to the Registrant's Registration
                Statement on Form S-1, Reg. No. 33-48737, and
                incorporated herein by reference
    5.1      -- Opinion and Consent of Winstead Sechrest & Minick P.C.
                regarding legality -- Previously filed
    8.1      -- Opinion and Consent of Winstead Sechrest & Minick P.C.
                regarding federal income tax matters -- Previously filed
    8.2      -- Opinion and Consent of Piper & Marbury L.L.P. regarding federal income tax matters -- Filed herewith
   23.1      -- Consent of Coopers & Lybrand L.L.P. -- Previously filed
   23.2      -- Consent of KPMG Peat Marwick LLP -- Previously filed
   23.3      -- Consent of Tonneson & Company, C.P.A.'s
                P.C. -- Previously filed
   23.4      -- Consent of Winstead Sechrest & Minick P.C. -- included in their opinions filed as Exhibits 5.1 and 8.1
   23.5      -- Consent of Piper & Marbury L.L.P. -- included in their
                opinion filed as Exhibit 8.2
   24        -- Powers of Attorney -- Previously filed
   28        -- Information from reports furnished to the State Board of
                Insurance for the State of Texas -- Filed with the SEC as
                Exhibits to the Registrant's Form 10-K for the year ended
                December 31, 1996
   99.1      -- Consent of Smith Barney Inc. -- Previously filed
   99.2      -- Consent of Alex. Brown & Sons Incorporated -- Filed
                herewith
   99.3      -- Proxy Card of HCC Insurance Holdings, Inc. -- Previously
                filed
   99.4      -- Proxy Card of AVEMCO Corporation -- Previously filed